UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2019

Steel Connect, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35319	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 663-5000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	STCN	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Current Report on Form 8-K of Steel Connect, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2019, effective March 1, 2019, the Company entered into a retention agreement (the “Retention Agreement”) with Louis J. Belardi, the Chief Financial Officer of the Company. Under the terms of the Retention Agreement, the Company agreed to pay Mr. Belardi $225,000 in consideration for (a) his continued employment with the Company through the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending July 31, 2019, (b) his execution of a general release in substantially the form of the separation agreement attached to the Retention Agreement (the “Release”) and (c) his compliance with the terms of the Retention Agreement. In accordance with the terms of the Retention Agreement, the Company increased Mr. Belardi’s annual salary to $340,000 upon execution of that agreement.

On October 15, 2019, the Company filed its Annual Report on Form 10-K for the fiscal year ending July 31, 2019. On October 28, 2019, the Company and Mr. Belardi executed the Release as required by the Retention Agreement. A copy of the Release is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K. Per the Release, Mr. Belardi is resigning from his position as Chief Financial Officer of the Company effective November 2, 2019. Mr. Belardi’s resignation is not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies, practices or financial statements, including its controls or other financial related matters.

The Company has appointed Douglas B. Woodworth (age 47) to be the Company’s Chief Financial Officer effective November 2, 2019. Since May 2016, Mr. Woodworth has been the Chief Financial Officer of Steel Partners Holdings L.P. (“Steel Holdings”) and holds similar positions in substantially all of Steel Holding’s subsidiaries. Prior to that appointment, Mr. Woodworth had served as Vice President and Controller of Handy & Harman Ltd. (“HNH”) from August 2012. Mr. Woodworth has over two decades of progressive responsibility in accounting and finance. Prior to joining HNH, Mr. Woodworth served as Vice President and Corporate Controller with SunEdison, Inc. (formerly MEMC Electronic Materials, Inc.), from August 2011 to July 2012 and as Vice President and Corporate Controller of Globe Specialty Metals, Inc. from November 2007 to July 2011. Prior to that, Mr. Woodworth held positions of increasing responsibility with Praxair, Inc. Mr. Woodworth began his career with KPMG LLP. Mr. Woodworth holds an MBA from the Kellogg School of Management at Northwestern University, a Master of Engineering Management from the McCormick School of Engineering at Northwestern University and a Bachelor of Science in Accountancy from Miami (Ohio) University. Mr. Woodworth is a certified public accountant.

There were no new compensatory or other material arrangements entered into, or modifications to existing compensatory arrangements entered, nor were there any grants or awards made to, Mr. Woodworth in connection with his appointment as the Company’s Chief Financial Officer. Mr. Woodworth’s services as Chief Financial Officer are being provided pursuant to the June 14, 2019 Management Services Agreement between Steel Services Ltd. and the Company (as previously reported on the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2019).

There are no family relationships between Mr. Woodworth and any director or executive officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.1	October 28, 2019 Separation Agreement between Louis J. Belardi and Steel Connect, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 1, 2019	Steel Connect, Inc.

	By:	/s/ Louis J. Belardi
		Name:	Louis J. Belardi
		Title:	Chief Financial Officer